EXHIBIT 4.11

Vanguard Energy CORPORATION

TERMS OF WARRANTS

Section 1           Definitions

The following terms used in this document shall have the following meanings (unless otherwise expressly provided herein):

The “Act.”  The Securities Act of 1933, as amended.

The “Commission.”  The Securities and Exchange Commission.

The “Company.”  Vanguard Energy Corporation, a Colorado corporation.

“Shares.”  The Shares of the Company’s common stock or any other class of stock resulting from successive changes or reclassifications of the Company’s common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

“Current Market Price.”  The price of the Company’s common stock on the OTC Bulletin Board or any other market in the United States where the Company’s common stock is publicly traded.

“Exercise Period.”  The period extending to and through the Expiration Date.

“Exercise Price.”  $1.20 per Share, as modified in accordance with Section 8, below.

“Expiration Date.”  5:00 p.m. Pacific time on February 28, 2016; provided, however, if such date shall be a holiday or a day on which banks are authorized to close in California, the Expiration Date shall mean 5:00 p.m. Pacific Time on the next following day which in California is not a holiday or a day on which banks are authorized to close.

“Holder” or “Warrant Holder.”  The person to whom a warrant certificate is issued, and any valid transferee thereof pursuant to Section 9 below.

“Warrants.”  The Warrants issued in accordance with the terms of this Agreement and any Warrants issued in substitution for or replacement of such Warrants, or any Warrants into which such Warrants may be divided or exchanged.

“Warrant Agent.”  The Company will be the Warrant Agent unless the Company appoints a transfer agent that is registered under the Securities Exchange Act of 1934 to act as Warrant Agent, upon notice to all Warrant Holders.

“Warrant Shares.”  The Shares acquired upon exercise of a Warrant, and the Shares underlying the unexercised portion of a Warrant.

Section 2          Warrants and Issuance of Warrant Certificates

2.1           Description of Warrants. Each Warrant shall initially entitle the Warrant Holder to purchase one Share on exercise thereof, subject to modification and adjustment as hereinafter provided in Section 8.  The Company shall deliver Warrant Certificates in required whole number denominations to the person entitled thereto in connection with the original issuance of Warrant Certificates or any transfer or exchange permitted under this Agreement.

2.2           Warrant Shares. Share Certificates representing the Warrant Shares shall be issued only upon the exercise of the Warrants or upon transfer or exchange of the Warrant Shares following exercise of the Warrants.

2.3           Form of Certificates.  The Warrant Certificates shall be substantially in the form attached hereto as Attachment 1 and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement.  The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

2.4           Execution of Certificates. The Warrant Certificates shall be executed on behalf of the Company by its President and Secretary, by manual signatures or by facsimile signatures printed thereon.  If any person whose facsimile signature has been placed upon any Warrant Certificate as the signature of an officer of the Company shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate may be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer.  Any Warrant Certificate may be signed by, or may bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of this Agreement.

2.5           Mutilated, Lost, Stolen, or Destroyed Certificate.  In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrant Holder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant Certificate or Certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant’s cost.  Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

Section 3          Term of Warrants Exercise of Warrant

3.1           Exercise of Warrant.  Subject to the terms of this Agreement, the Warrant Holder shall have the right, at any time during the Exercise Period, to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrant Holder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof,  duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Shares in respect of which such Warrants are then exercised, but in no event for less than 100 Shares (unless fewer than an aggregate of 100 shares are then purchasable under all outstanding Warrants held by a Warrant Holder).

3.2           Payment of Exercise Price. Payment of the aggregate Exercise Price shall be made in cash or by check, or any combination thereof.

3.3           Delivery of Warrant Certificate.  Subject to Section 3.6 and to Section 10, upon receipt of a Warrant Certificate with the exercise form thereon duly executed, together with payment in full of the Exercise Price for the Warrant Shares being purchased by such exercise, the Warrant Agent shall requisition from any transfer agent for the Warrant Shares, and upon receipt shall make delivery of certificates evidencing the total number of whole Warrant Shares for which Warrants are then being exercised.  The certificates shall be in such names and denominations as are required for delivery to, or in accordance with the instructions of the Warrant Holder; provided that if fewer than all Warrant Shares issuable on exercise of a Warrant Certificate are purchased, the Warrant Agent (if so requested) shall issue a new Warrant Certificate for the balance of the Warrant Shares.  Such certificates for the Warrant Shares shall be deemed to be issued, and the person to whom such Warrant Shares are issued of record shall be deemed to have become a holder of record of such Warrant Shares, as of the date of the surrender of such Warrant Certificate and the payment of the Exercise Price, whichever shall last occur; provided further that if the books of the Company with respect to the Warrant Shares shall be closed as of such date, the certificates for such Warrant Shares shall be deemed to be issued, and the person to whom such Warrant Shares are issued of record shall be deemed to have become a record holder of such Warrant Shares as of the date on which such books shall next be open (whether before, on or after the applicable Expiration Date) but at the Exercise Price and upon the other conditions in effect upon the date of surrender of the Warrant Certificate and, if the Warrants are exercised, payment of the Exercise Price, whichever shall have last occurred, to the Company.

3.4           Cancellation of Certificates.  All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

3.5           Fractional Shares.  The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon the exercise of any Warrants after any such adjustment, but the Company, in lieu of issuing any such fractional interest, shall pay an amount in cash equal to such fraction times the current market value of one Warrant or one share, as the case may be, determined in accordance with the Warrant Terms.

Section 4.         Reservation of Warrant Shares

There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized and unissued Shares, such number of Shares as shall be subject to purchase under the Warrants multiplied by 150%.  Every transfer agent for the Shares and other securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose.  The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose.

Section 5.         Payment of Taxes

The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Warrant Shares and any tax (except federal or state income tax) which may be payable in respect of any transfer or exercise of the Warrants or the securities comprising the Warrant Shares.

Section 6.         Warrant Shares to be Fully Paid

The Company covenants that all Warrant Shares that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant will be, upon such delivery, validly and duly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

Section 7.         Registration of Transfer

7.1.           Exchange of Certificate.  A Warrant Certificate may be exchanged for another certificate or certificates entitling the Warrant Holder to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitled such Warrant Holder to purchase.  Any Warrant Holder desiring to exchange a Warrant Certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the Warrant Certificate to be so exchanged.  Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant Certificate as so requested.

7.2.           Assignment or Transfer.  Any assignment or transfer of a Warrant shall be made by the presentation and surrender of the Warrant Certificate to the Company, accompanied by a duly executed Assignment Form.  Upon the presentation and surrender of these items to the Company, the Company, at its own expense, shall execute and deliver to the new Holder or Holders a new Warrant Certificate or Warrant Certificates, in the name of the new Holder or Holders as named in the Assignment Form, and the Warrant Certificate presented or surrendered shall at that time be canceled.

7.3           Ownership Records.  The Warrant Agent shall keep books for registration of ownership and transfer of Warrant Certificates.  Such books shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificate.

7.4           Ownership Prior to Presentment. Prior to due presentment for registration of transfer thereof, the Company may treat the Warrant Holder as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company) and the parties hereto shall not be affected by any notice to the contrary.

Section 8.         Adjustment of Exercise Price and Shares

The number and kind of securities purchasable upon the exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

8.1           Adjustments.  The number of Warrant Shares purchasable upon the exercise of the Warrants shall be subject to adjustments as follows:

(a)           In case the Company shall (i) pay a dividend in Shares or securities convertible into Shares or make a distribution to its stockholders in Shares or securities convertible into Shares; (ii) subdivide its outstanding Shares; (iii) combine its outstanding Shares into a smaller number of Shares; or (iv) issue by reclassification of its Shares other securities of the Company; then the number of Warrant Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrant Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had such Warrants been exercised or converted immediately prior to the happening of such event or any record date with respect thereto.  Any adjustment made pursuant to this subsection 8.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)           If, prior to the expiration of the Warrants by exercise or, by their terms, or by redemption, the Company shall reclassify its outstanding Shares, or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any Warrant Holder shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the Warrant Shares theretofore purchasable on the exercise of any Warrant, such securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares theretofore purchasable on exercise of the Warrants had the warrants been exercised immediately prior to such reclassification, recapitalization or conveyance; and in any such event, the rights of any Warrant Holder to any adjustment in the number of Warrant Shares purchasable on exercise of such Warrant, as set forth above, shall continue to be preserved in respect of any stock, securities or assets which the Warrant Holder becomes entitled to purchase.

(c)           In case the Company shall issue rights, options, warrants, or convertible securities to all or substantially all holders of its Shares, without any charge to such holders, entitling them to subscribe for or purchase Shares at a price per share which is lower at the record date described in Section 12 than the then Current Market Price, the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the number of Shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional Shares offered for subscription or purchase, and of which the denominator shall be the number of Shares outstanding immediately prior to the issuance of such rights, options, warrants, or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Current Market Price.  Such adjustment shall be made whenever such rights, options, warrants, or convertible securities are issued, and shall become effective immediately and retroactively to the record date for the determination of shareholders entitled to receive such rights, options, warrants, or convertible securities.

(d)           In case the Company shall distribute to all or substantially all holders of its Shares evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants, or convertible securities containing the right to subscribe for or purchase Shares (excluding those referred to in subsection 8.1(b) above), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value (determined as provided in subsection 8.1(g)(y) below) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants, or convertible securities applicable to one share.  Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

(e)           No adjustment in the number of Warrant Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Warrant Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Warrant Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

(f)           Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so purchasable immediately thereafter.

(g)           In the event that at any time, as a result of an adjustment made pursuant to this Section, the Warrant Holder shall become entitled to purchase any securities of the Company other than Shares, if the Warrant Holder’s right to purchase is on any other basis than that available to all holders of the Company’s Shares, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities; and thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section.

(h)           Upon the expiration of any rights, options, warrants, or conversion privileges, if such shall have not been exercised or converted, the number of Shares purchasable upon exercise of the Warrants, to the extent the Warrants have not then been exercised or converted, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that the only Shares so issued were the Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants, or conversion privileges, and (ii) the fact that such Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants, or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants, or conversion rights.

8.2           No Adjustment for Dividends.  Except as provided in subsection 8.1, no adjustment in respect of any dividends or distributions out of earnings shall be made during the term of the Warrants or upon the exercise of the Warrants.

8.3           Preservation of Purchase Rights upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property, assets, or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that the Warrant Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase, upon exercise of the Warrants, the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, or conveyance had the Warrants been exercised or converted immediately prior to such action.  In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986, in which the Company is the surviving corporation, the right to purchase Warrant Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation shall agree to substitute for the Warrants, its Warrants which entitle the holder thereof to purchase upon their exercise the kind and amount of shares and other securities and property which it would have owned or been entitled to receive had the Warrants been exercised or converted immediately prior to such merger.  Any such agreements referred to in this subsection 8.3 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section.  The provisions of this subsection shall similarly apply to successive consolidations, mergers, sales, or conveyances.

8.4           Independent Public Accountants.                                                                The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section.

8.5           Statement on Warrant Certificates.  Irrespective of any adjustments in the number of securities issuable upon exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant Certificates initially issuable pursuant to this Agreement.  However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant Certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant Certificate, may be in the form so changed.

              8.6           Officers' Certificate.  Whenever the Exercise Price or the aggregate number of Warrant Shares purchasable pursuant to this Warrant shall be adjusted as required by the provisions of this Section, the Company shall promptly prepare an officers' certificate executed by the Company's President and Secretary or Assistant Secretary, describing the adjustment and setting forth, in reasonable detail, the facts requiring such adjustment and the basis for and calculation of such adjustment in accordance with the provisions of this document.  Each such officers' certificate shall be made available to the Holders for inspection at all reasonable times, and the Company, after each such adjustment, shall promptly deliver a copy of the officers' certificate relating to that adjustment to the Holders.  The officers' certificate described in this subsection shall be deemed to be conclusive as to the correctness of the adjustment reflected therein if, and only if, no Holder delivers written notice to the Company of an objection to the adjustment within 30 days after the officers' certificate is delivered to the Holders.  The Company will make its books and records available for inspection and copying during normal business hours by the Holder so as to permit a determination as to the correctness of the adjustment.  If written notice of an objection is delivered by a Holder to the Company and the parties cannot reconcile the dispute, the Holder and the Company shall submit the dispute to arbitration pursuant to the provisions of Section 15 below.  Failure to prepare or provide the officers' certificate shall not modify the parties' rights hereunder.

Section 9.         Restrictions on Transfer.

The Warrant Holder agrees that prior to making any disposition of the Warrants or the Warrant Shares, the Warrant Holder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Warrant Holder that in the opinion of counsel reasonably satisfactory to the Warrant Holder a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a “Registration Statement”) under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Commission.

Section 10.       Registration Rights

10.1         Definitions.  As used in this Section 10, the following terms shall have the meanings set forth below:

(a)           The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement or document.

(b)           The term “Registrable Securities” shall mean together in the aggregate:  (A) the Underlying Stock issued or issuable upon exercise of this Warrant and (B) the Common Stock held by or issuable upon exercise of any warrant or conversion of convertible security to any other persons with similar registration rights as provided in this Warrant.

(c)           The term “Holder” means any person owning of record Registrable Securities.

10.2        Piggy-back Registration Rights.  If (but without any obligation to do so) at any time (a) after (i) the Company has sold securities registered under the Securities Act of 1933 or (2) it is required to file periodic reports under Section 12 of the Securities Exchange Act of 1934, and (b) prior to  (1) year after the Purchaser has fully exercised or converted this Warrant, the Company proposes to register any of its securities under the Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and a registration statement relating to a PIPE (private investment public equity) or similar transaction), the Company shall, each such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within twenty (20) days after receipt of such written notice from the Company, the Company shall, subject to the provisions of Section 10, cause to be registered under the Act all of the Registrable Securities that the Holder has requested to be registered; provided, however, that if the managing underwriter of any underwritten offering by the Company expresses reasonable written objection to the registration of all of the Registrable Securities, then the Registrable Securities which shall be registered in such offering on behalf of holders of Registrable Securities shall be reduced in the proportion equal to the average proportion of reduction as that of all such holders seeking registration in connection with such offering, subject to any rights granted to other holders of securities of the Company that are expressly by the terms of their agreements with the Company entitled to have priority registration rights.  The inclusion of any of the Purchaser's Registrable Securities in a registration statement filed by the Company and declared effective by the SEC shall be deemed to be the exercise or conversion by such Purchaser of the piggy-back registration rights granted herein to such Purchaser except as to such Registrable Securities as were not registered as a result of the immediately preceding sentence.

10.3          Required Registration.  If the Registrable Securities have not been registered pursuant to Section 10.2, or otherwise, the Company shall file a registration statement with the Securities and Exchange Commission to register, at the Company’s sole expense, the Registrable Securities as soon as reasonably possible after the such registration may be made on Form S-1.

10.4          Obligations of the Company.  Whenever required hereunder to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and act diligently to cause such registration statement to become effective as promptly as practicable and maintain the effectiveness of the registration statement (i) in the case of firm commitment underwritten public offering, until each underwriter has completed the distribution of all of the securities purchased by it, and (ii) in the case of any other offering, above effective until (I) all the Registrable Securities have been sold or (II) all the Registrable Securities can be sold under Rule 144.

 (b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c)           Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)           Use its best efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably requested by the Purchasers for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering.

(f)           Notify the Holders, promptly after the Company shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed.

(g)           Notify the Holders of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order.

10.5          Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant hereto that the Purchaser, having chosen to have its Registrable Securities included for registration, shall furnish to the Company such information regarding the Purchaser, its Registrable Securities and the intended method of disposition of such securities as shall be required to effect the registration thereof.  The Purchaser shall be required to represent to the Company that all such information that is given is complete and accurate in all material respects. The Purchaser shall deliver to the Company a statement in writing from the beneficial owners of such securities that such beneficial owners bona fide intend to sell, transfer or otherwise dispose of such securities.

10.6          Expenses.

(a)           Registration Expenses.  All expenses incurred by the Company in complying with the terms of Sections 10.2 and 10.3 hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, “Blue Sky” fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) shall be borne by the Company.

(b)           Selling Expenses. All underwriting discounts, underwriters' expense allowance, and selling commissions applicable to the sale of Registrable Securities by the Holders and all fees and disbursements of any special counsel (other than the Company's regular counsel) shall be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of Registrable Securities so registered.

10.7         Underwriting Requirements; Lock-up Provisions.  All Holders proposing to distribute their Registrable Securities through an underwriting in which the Company has proposed or is proposing to participate, shall (together with the Company and any other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter; such notice to be given by the Holder not later than two (2) business days following receipt of the Company’s notice (which shall include the terms of the underwriting agreement) to Holder that the Company will file a registration statement (not later than five (5) business days after such Company’s notice) which will include a preliminary prospectus which sets forth the number of shares of Common Stock to be offered for sale by selling stockholders.  Any Registrable Securities excluded or withdrawn from such underwriting shall not be withdrawn from such registration except at the election of the Holder.

Notwithstanding the foregoing, the Holder acknowledges that if the Company elects to distribute its shares in an underwritten public offering (whether or not any Registrable Securities held by Holder are included as a part of such offering), the underwriter may require as a condition of the offering that the Holder agree to a lock-up of the Registrable Securities for a period commencing 10 days prior to the anticipated commencement of the offering and continuing for up to 180 days after completion of the offering (the “Lock-up Provision”).  The Holder agrees that, if requested by any such underwriter and not waived by the Company, such Holder will be bound by such Lock-up Provisions if required by such underwriter.

10.8          Indemnification.  In the event that any Registrable Securities are included in a registration statement pursuant hereto:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, employees, agents, attorneys and partners of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation or alleged violation by the Company of the Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any applicable state securities law; and the Company will reimburse the Holder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 10.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder or any other Holder, for use in the preparation thereof; and further provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the prospectus, such indemnity agreement shall not inure to the benefit of any underwriter or broker, if a copy of the final prospectus was not sent or given to such person with or prior to the confirmation of the sale of such securities to such person.

(b)           To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, its directors, its officers, its employees, its agents, its attorneys, any person who controls the Company within the meaning of the Act or the Exchange Act, any underwriter (within the meaning of the Act) for the Company and any person who controls such underwriter against any losses, claims, damages or liabilities joint or several) to which the Company or any such director, officer, employee, agent, attorney, controlling person, or underwriter or controlling person may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder expressly for use in connection with such registration; and the Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 10.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, and further provided that Holder’s obligations under this subsection shall not exceed the amount invested by Holder in the securities that are included in the registration to which the violation relates.

(c)           Promptly after receipt by an indemnified party under this Section 10.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10.8 notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10.8 but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

10.9            Survival.  The Company's obligations described in this Section shall continue in full force and effect regardless of the exercise, conversion, surrender, cancellation or expiration of this Warrant.

Section 11        Merger or Consolidation of the Company

The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 8.1 and 8.3 are complied with.

Section 12        Modification of Agreement.

The Company may by supplemental agreement make any changes or corrections in this Agreement it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained.  Additionally, the Company may make any changes or corrections deemed necessary which shall not adversely affect the interests of the Warrant Holders, including lowering the exercise price or extending the Exercise Period of the Warrants; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Warrant Holders who hold not less than a majority of the Warrants then outstanding and provided further that no such amendment shall accelerate the Warrant Expiration Date or increase the Exercise Price without the approval of all the holders of all outstanding Warrants.

Section 13        Notices to Warrant Holders

13.1          Declaration of Dividend; Reorganization; Dissolutions; Etc.  If, prior to the expiration of this Warrant either by its terms or by its exercise in full, any of the following shall occur:

(i) the Company shall declare a dividend or authorize any other distribution on its Shares; or

(ii) the Company shall authorize the granting to the stockholders of its Shares of rights to subscribe for or purchase any securities or any other similar rights; or

(iii) any reclassification, reorganization or similar change of the Shares, or any consolidation or merger to which the Company is a party, or the sale, lease, or exchange of any significant portion of the assets of the Company; or

(iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(v)           any purchase, retirement or redemption by the Company of its Shares;

then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

(a)           the purpose for which a record of stockholders is to be taken;

(b)           the number, amount, price, and nature of the Shares or other stock, securities, or assets which will be deliverable on Warrant Shares following exercise of the Warrants if such exercise occurs prior to the record date for such action;

(c)           the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the stockholders of Shares of record to be entitled to such dividend, distribution or rights are to be determined;

(d)           the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company’s stockholders of Shares of record shall be entitled to exchange their Shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

(e)           if any matters referred to in the foregoing clauses (c) and (d) are to be voted upon by stockholders of Shares, the date as of which those stockholders to be entitled to vote are to be determined.

13.2           Failure to Give Notice.  Without limiting the obligation of the Company hereunder to provide notice to each Warrant Holder, it is agreed that failure of the Company to give notice shall not invalidate corporate action taken by the Company.

Section 14        No Rights as Shareholder

Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrant Holder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder in respect to any meeting of shareholders for the election of directors of the Company or any other matter.  The Company covenants, however, that for so long as this Warrant is at least partially unexercised, it will furnish any Holder of this Warrant with copies of all reports and communications furnished to the shareholders of the Company.   In addition, if at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

(a)           any action which would require an adjustment pursuant to Section 8.1 or 8.4; or

(b)           a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of its property, assets, and business as an entirety or substantially as an entirety) shall be proposed:

then the Company shall give notice in writing of such event to the Warrant Holder, as provided in Section 14 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation, or winding up.  Such notice shall specify such record date or the date of closing the transfer books, as the case may be.  Failure to mail or receive notice or any defect therein shall not affect the validity of any action taken with respect thereto.

Section 15        Notices

15.1         The Company.  All notices, demands, claims, elections, opinions, requests or other communications hereunder (however characterized or described) shall be in writing and shall be deemed duly given or made if (and then two business days after) sent by registered or certified mail, return receipt requested, postage prepaid and addressed to, in the case of the Company as follows:

    Vanguard Energy Corporation
            1330 Post Oak Blvd., Suite 1600
            Houston, Texas 77056

15.2         The Warrant Holders.  Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company to or on the Warrant Holders shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Company.

15.3         Effectiveness of Notice.  The Company may send any notice, demand, claim, election, opinion, request or communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail or electronic mail), but no such notice, demand, claim, election, opinion, request or other communication shall be deemed to have been duly given or made unless and until it actually is received by the intended recipient.  The Company may change the address to which notices, demands, claims, elections, opinions, requests and other communications hereunder are to be delivered by giving the Warrant Holders notice in the manner herein set forth.

Section 16        Arbitration

The Company and the Holder, and by receipt of a Warrant Certificate or any Warrant Shares, all subsequent Holders or holders of Warrant Shares, agree to submit all controversies, claims, disputes and matters of difference with respect to this Agreement and the Warrant Certificates, including, without limitation, the application of this Section, to arbitration in Los Angeles, California, according to the rules and practices of the American Arbitration Association from time to time in force.  This agreement to arbitrate shall be specifically enforceable.  Arbitration may proceed in the absence of any party if notice of the proceeding has been given to that party.  The parties agree to abide by all awards rendered in any such proceeding.  These awards shall be final and binding on all parties to the extent and in the manner provided by the rules of civil procedure enacted in California.  All awards may be filed, as a basis of judgment and of the issuance of execution for its collection, with the clerk of one or more courts, state or federal, having jurisdiction over either the party against whom that award is rendered or its property.  No party shall be considered in default hereunder during the pendency of arbitration proceedings relating to that default.

Section 17        Miscellaneous Provisions

17.1           Persons Benefiting.  This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns and the Warrant Holders.  By acceptance of a Warrant Certificate, the Holder accepts and agrees to comply with all of the terms and provisions hereof.  Nothing in this Agreement is intended or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

17.2           Severability.  If any term contained herein shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other term, which shall otherwise remain in full force and effect, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

17.3           Termination.  This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which all Warrants shall have been exercised or converted or redeemed; except that the exercise of a Warrant in full or the Expiration Date shall not terminate the provisions of this Agreement as it relates to holders of Warrant Shares.

17.4           Governing Law.  These terms and each Warrant Certificate issued hereunder shall be deemed to be a contract under the laws of Colorado and for all purposes shall be construed in accordance with the laws of said state without giving effect to conflicts of laws provisions of such state.

17.5           Agreement Available to Warrant Holders.  A copy of these terms shall be available at all reasonable times at the office of the Warrant Agent for inspection by any Warrant Holder.  As a condition of such inspection, the Company may require any Warrant Holder to submit a Warrant Certificate held of record for inspection.

17.6           Failure to Perform.  If the Company fails to perform any of its obligations hereunder, it shall be liable to the Warrant Holder for all damages, costs and expenses resulting from the failure, including, but not limited to, all reasonable attorney’s fees and disbursements.

17.7             Paragraph Headings.  Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant.  Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.

Vanguard Terms of Warrant 7-25-12

The Warrant and the underlying Shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule144 under the Act.  The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.  Additionally, Warrants are only exercisable or convertible when such exercise, and the issuance of the underlying Shares, can be affected in compliance with applicable state securities laws.

WARRANT CERTIFICATE

Vanguard Energy Corporation

_____ Warrants

This Warrant Certificate certifies that _________ or registered assigns (the “Warrant Holder”), is the registered owner of the above-indicated number of Warrants (“Warrants”) expiring at 5:00 p.m., Pacific time, on February 28, 2016 (the “Expiration Date”).  Each  Warrant entitles the Warrant Holder to purchase from Vanguard Energy Corporation  (the “Company”), a Colorado corporation, at any time commencing on the date it is issued but before the Expiration Date, one fully paid and non-assessable share (“Share”) of the Company’s common stock at a purchase price of $1.20 per Share (the “Exercise Price”) upon surrender of this Warrant Certificate, with the exercise form  or warrant conversion exercise form hereon duly completed and executed, with payment of the Exercise Price or cashless exercise, at the principal office of the Company, but only subject to the conditions set forth herein and in the Terms of Warrants (“Warrant Terms”).  The Exercise Price, the number of Shares purchasable upon exercise of each Warrant, and the number of Warrants outstanding are subject to adjustments upon the occurrence of certain events set forth in the Warrant Terms.  Reference is hereby made to the other provisions of this Warrant Certificate and the provisions of the Warrant Terms, all of which are hereby incorporated by reference herein and made a part of this Warrant Certificate and which shall for all purposes have the same effect as though fully set forth at this place.

Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants, subject to any adjustments made in accordance with the Warrant Terms, shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Terms.

The Warrant Holder evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants in the manner stated hereon and in the Warrant Terms.  The Exercise Price shall be payable in lawful money of the United States of America in cash or by certified or cashier’s check or bank draft payable to the order of the Company.  Upon any exercise of any Warrants evidenced by this Warrant Certificate in an amount less than the number of Warrants so evidenced, there shall be issued to the Warrant Holder a new Warrant Certificate evidencing the number of Warrants not so exercised or converted.  No adjustment shall be made for any dividends on any shares issued upon exercise of this Warrant.

No Warrant may be exercised after 5:00 p.m., Pacific time, on the Expiration Date, and any Warrant not exercised by such time shall become void.

COPIES OF THE WARRANT TERMS, WHICH DEFINES THE RIGHTS, RESPONSIBILITIES AND OBLIGATIONS OF THE COMPANY AND THE WARRANT HOLDERS, ARE ON FILE WITH THE COMPANY.  ANY WARRANT HOLDER MAY OBTAIN A COPY OF THE WARRANT TERMS, FREE OF CHARGE, BY WRITTEN A REQUEST TO THE PRINCIPAL OFFICE OF THE COMPANY.

This Warrant Certificate, when surrendered to the Company, in person or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Terms, without payment of a charge, except for any tax or other governmental charge imposed in connection with such exchange, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing a like number of Warrants, subject to any adjustment made in accordance with the Warrant Terms.

The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and the Company shall not be affected by any notice to the contrary.  No Warrant Holder, as such, shall have the rights of a stockholder of the Company, either at law or in equity, and the rights of the Warrant Holder, as such, are limited to those rights expressly provided in the Warrant Terms and in the Warrant Certificates.

The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon the exercise of any Warrants after any such adjustment, but the Company, in lieu of issuing any such fractional interest, shall pay an amount in cash equal to such fraction times the current market value of one Warrant or one share, as the case may be, determined in accordance with the Warrant Terms.

Unless the amendment is able to be effected by the Company in accordance with the Warrant Terms, the Warrant Terms are subject to amendment only upon the approval of holders of not less than a majority of the outstanding Warrants, except that no such amendment shall accelerate the Expiration Date or increase the Exercise Price without the approval of all the holders of all outstanding Warrants.

IMPORTANT:   The Warrants represented by this Certificate may not be exercised or converted by a Warrant Holder unless at the time of exercise the underlying Shares are qualified for sale, by registration or otherwise, in the state where the Warrant Holder resides or unless the issuance of the Shares would be exempt under the applicable state securities laws.  Further, a registration statement under the Securities Act of 1933, as amended, covering the exercise of the Warrants must be in effect and current at the time of exercise unless the issuance of Shares upon any exercise is exempt from the registration requirements of the Securities Act of 1933, as amended.  Notwithstanding the provisions hereof, unless such registration statement and qualification are in effect and current at the time of exercise, or unless exemptions are available, the Company may decline to permit the exercise of the Warrants and the holder hereof would then only have the choice of either attempting to sell the Warrants, if a market existed therefor, or letting the Warrants expire.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its Chief Executive Officer and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated: __________________________________	Vanguard Energy Corporation

By: _________________________________
Warren Dillard, Chief Executive Officer

ASSIGNMENT

(Form of Assignment to be Executed if the Warrant Holder
Desires to Transfer Warrants Evidenced Hereby)

FOR VALUE RECEIVED, hereby sells, assigns and transfers to .
(Please print name and address including zip code)

Please insert social security, federal tax ID number or other identifying number:

Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint , Attorney, to transfer said Warrants on the books of the Company with full power of substitution.

Dated:
Signature
(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate.)

Note:	Any transfer or assignment of this Warrant Certificate is subject to compliance with the restrictions on transfer imposed under the Warrant Terms.

EXERCISE

(Form of Exercise to be Executed if the Warrant Holder
Desires to Exercise Warrants Evidenced Hereby)

TO THE COMPANY:

The undersigned hereby irrevocably elects to exercise                                                                                                          Warrants represented by this Warrant Certificate and to purchase thereunder the full number of Shares issuable upon exercise of said Warrants and enclose $  as the purchase price therefor, and requests that certificates for such shares shall be issued in the name of, and cash for any fractional shares shall be paid to,

Please insert Social Security Number or other identifying number:

(Please print name and address, including zip code)

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the unexercised number of Warrants may be assigned under the form of Assignment appearing hereon.

Dated:	Signature
(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate.)

WARRANT CONVERSION EXERCISE FORM

TO:           Vanguard Energy Corporation

The Holder hereby irrevocably elects to convert Warrants with respect to Shares of the Company into   Shares of the Company.  A conversion calculation is attached hereto.

The undersigned requests that certificates for such Shares be issued as follows:

Name:  _______________________________________________________

Address: _____________________________________________________

Deliver to:  ____________________________________________________

and that a new warrant for the balance remaining of the warrants, if any, subject to the warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Signature ________________________________________	Dated _______________________________

CALCULATION OF WARRANT CONVERSION

X=                      Y(A-B)
                                A

Where:                   X=           the number of Shares and/or Warrants to be issued to the holder;

Y=           the number of Shares and/or Warrants to be converted under this Warrant;

A=           the Current Market Price of one share of Common Stock at the date of calculation; and

B=           the Share Exercise Price.

Converted Shares   =  ________________________________